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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 19, 1996


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
- -------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Completion of Stock Repurchase.

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                                  NEWS RELEASE

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Home Bancorp                                            Date       July 19, 1996
                                                        ------------------------
132 EAST BERRY STREET   P.O. BOX 989                    Contact    W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989                          ------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027

                                  HOME BANCORP
                                    COMPLETES
                                STOCK REPURCHASE


         FORT WAYNE, Indiana, -- July 19, 1996 -- Home Bancorp (Nasdaq: HBFW) announced the completion of its previously announced stock repurchase program. The company announced a share repurchase program on June 10, 1996 to repurchase approximately 5% of its outstanding common shares, or 146,965 shares.

The total of 146,965 shares has been repurchased at an average price of $15.30 per share.

Home Bancorp is the holding company for Home Loan Bank, Fort Wayne, Indiana. Home Bancorp issued 3,303,178 shares in its initial public offering which was completed on March 29, 1995, in conjunction with the conversion of Home Loan Bank from a federal mutual savings bank to a federally chartered stock savings bank.

Upon completion of the repurchase of these 146,965 shares, the company's outstanding shares totaled 2,792,350. The repurchase shares will be held as treasury shares and will be used for general corporate purposes.




                       Holding Company for Home Loan Bank